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                                                                       EXHIBIT 5

                        [LETTERHEAD OF SIDLEY & AUSTIN]

                                January 15, 1998



R.R. Donnelley & Sons Company
77 West Wacker Drive
Chicago, Illinois 60601

          Re:  R.R. Donnelley & Sons Company -- 4,400,000 Shares
               of Common Stock, $1.25 par value per share
               ------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to R.R. Donnelley & Sons Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of 4,400,000 shares of Common Stock, $1.25 par value per share (the "Shares"), of the Company to be issued to permitted transferees of participants in the R.R. Donnelley & Sons 1995 Stock Incentive Plan, the R.R. Donnelley & Sons 1991 Stock Incentive Plan or the R.R. Donnelley & Sons 1986 Stock Incentive Plan (each a "Plan" and collectively, the "Plans").

          For the purpose of rendering the opinions expressed below, we have reviewed each of the Plans, the Registration Statement and the Exhibits to the Registration Statement. We have also examined the originals, or copies of originals certified or otherwise identified to our satisfaction, of the corporate records of the Company and of such other agreements, documents, instruments and certificates of public officials, officers and representatives of the Company and other persons, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have deemed relevant and necessary as a basis for the opinions expressed herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted us for our examination.

          Based on the foregoing, we are of the opinion that:
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          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Shares will, when certificates representing the Shares shall have been duly executed, countersigned and registered and delivered against receipt by the Company of the consideration provided in the applicable Plan, be legally issued, fully paid and nonassessable.

          The foregoing opinions are limited to the Delaware General Corporation Law. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the Shares. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any change in applicable law.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made part of the Registration Statement.

                                       Very truly yours,


                                       Sidley & Austin